Exhibit 99.1
The investment objective of Highland Distressed Opportunities, Inc. (the "Company") is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure. Highland Distressed Opportunities, Inc. Investment Objective NYSE Symbol - HCD CUSIP - 430067108 Industry Breakdown* Portfolio Allocation* Top Holdings* Gaming/Leisure Company Broadcasting Company Transportation Company Aerospace Company Housing Company Distributions (Declared or Paid) 2nd Quarter 2007, Paid June 30, 2007 3rd Quarter 2007, Payable September 30, 2007 $0.2625 $0.2625 7.0% 6.8% 4.2% 4.1% 3.5% 1st Lien 36.5% 2nd Lien 8.9% Equity 13.4% Senior Subordinated 33.7% Senior Unsecured 6.8% Trade Claim 0.7% Consumer Products 2.2% Energy 5.7% Financial 5.1 % Food and Drug 0.7% Food/Tobacco 1.5% Forest Products/Containers 2.3% Gaming/Leisure 11.5% Healthcare 11.5% Transportation 6.8% Telecommunications Utility 3.5% Cable 0.4% Broadcasting 1 0.8% Aerospace 4.1 % Diversified Media 2.1 % Consumer Non-Durables 3.4% Manufacturing 1.5% Media/Telecommunications 5.6% Metals/Minerals 2.5% Retail 2.9% Telecommunications 1.3% Housing 8.6% Information Technology 3.0% Service 3.0% *Percentage of investments. Not including cash. As of August 31, 2007. The information herein has been prepared by the Investment Adviser, is based upon un-audited information, and has not been independently audited or verified. This summary is for informational purposes only and is subject to change. Investment Risks Before you invest in the Shares of the Company, you should be aware of various risks, including those described in the prospectus. You should carefully consider these risks, together with all of the other information included in the prospectus, before you decide whether to make an investment in the Shares. The risks set out in the prospectus are not the only risks we face. If any of the events listed in the prospectus occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the trading price of the Shares could decline, and you may lose all or part of your investment. Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements. Over 15 years of experience Partner of Highland Capital Management, L.P. BBA in Finance, University of Texas & JD, University of Houston Highland Distressed Opportunities, Inc. is managed by Highland Capital Management, L.P. ("Highland" or the "Investment Adviser"). Founded in 1993, Highland is an SEC-registered investment adviser that specializes in credit and alternative investment strategies. Highland, together with Highland Capital Management Europe, Ltd., had over $40 billion in assets under management, as of June 30, 2007. Highland employs a fundamental, bottom-up investment approach that is enhanced by its industry-focused structure. This approach enables its professionals to focus on individual issues and is further improved by a fund-specific, top-down analysis performed at the senior portfolio management level. In finding opportunities, Highland utilizes its investment staff of over 100 investment professionals who actively monitor approximately 1,700 companies. Our investment process is driven by a team-management approach, utilizing industry specialization. Patrick Daugherty, Portfolio Manager Portfolio Managers Over 20 years of experience Co-Founder & President of Highland Capital Management, L.P. CFA, CPA, CMA BS in Commerce with concentrations in Accounting and Finance, University of Virginia James Dondero, Portfolio Manager